UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 17, 2005

The Houston Exploration Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-11899	22-2674487
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Louisiana Street, Suite 2000, Houston, Texas		77002-5215
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-830-6800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02. Results of Operations and Financial Condition.

On February 17, 2005, Tracy Price, Senior Vice President – Land and Timothy R. Lindsey, Senior Vice President of Exploration, notified The Houston Exploration Company (the "Company") that they were terminating their employment agreements with the Company, effective March 1, 2005.

In connection with the termination of these employment agreements, each is entitled to receive a lump-sum severance payment in the amount of 2.99 times his total compensation, the continuation of certain health and medical benefits for a period of at least 12 months and the accelerated vesting of all of their outstanding stock options and restricted stock. During the fourth quarter of 2004, the Company recognized additional general and administrative expense of $3.1 million relating to the entitlements under these employment agreements.

This brief description of the material terms of the employment agreements is qualified by reference to the provisions of the agreements attached to this report as Exhibits 99.1 and 99.2.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 17, 2005, Tracy Price, Senior Vice President – Land and Timothy R. Lindsey, Senior Vice President of Exploration, notified the Company of their intentions to terminate their employment with the Company effective March 1, 2005.

Item 7.01. Regulation FD Disclosure.

The information included under Item 1.02 "Termination of Material Definitive Agreement" of this report is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

99.1 Employment Agreement dated July 16, 2001 between The Houston Exploration Company and Tracy Price (filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 (File No. 001-11899) and incorporated by reference).

99.2 Employment Agreement dated September 29, 2003 between The Houston Exploration Company and Timothy R. Lindsey (filed as Exhibit 10.3 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 (File No. 001-11899) and incorporated by reference).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Houston Exploration Company

February 18, 2005	By:	/s/ James F. Westmoreland

Name: James F. Westmoreland
Title: Vice President and Chief Accounting Officer